OnSat                                                            EXHIBIT 10.15
   Network Communications

                                   VIDEOLOCITY

                          STRATEGIC ALLIANCE AGREEMENT

The parties to this OnSat Strategic Alliance Agreement ("Agreement") are OnSat Network Communications, Inc., a Utah corporation, having a principal place of business at 2749 East Parley's Way, Salt Lake City, UT 84109 ("OnSat") and Videolocity Inc., a Utah corporation, having a principal place of business at 358 South 700 East, Salt Lake City, UT 84102.

                                   BACKGROUND

a. Business Purpose. Videolocity is in the business of providing digital content and delivery systems ("Content"), including video, through the use of proprietary set-top devices, software and servers to end users, including businesses, both real time and on demand;

OnSat Network Communications, Inc. is in the business of providing wireless delivery of high speed Internet access and digital content such as video via, satellite bandwidth, backhaul services ("Transport") and has the Technical Operating Center to provide such services;

Therefore, OnSat and Videolocity wish to combine services and offer wireless Internet connections, video-on-demand and telephony products ("Product") to residences and businesses, including hotels/condos, schools, and churches. The parties with to develop this as a test model that can be extended to future areas.

b. Terms and Conditions/Statements of Work. These terms and conditions will govern each party's rights and obligations relating to the provision of general services hereunder. These terms and conditions, by and of themselves, do not implement any transaction. OnSat and Videolocity, Inc. intend that all services provided by OnSat and/or Videolocity, Inc. one to the other hereunder shall be implemented through individual Statements of Work under this Agreement, which Statements of Work shall be deemed to incorporate the terms and conditions of this Agreement unless the Statement of Work explicitly states otherwise.

c. Administration of Statements of Work. In the event a party wishes to engage the other party under this Agreement, and in the event such other party wishes to provide services to the other party, the parties shall enter into one or more Statement(s) of Work which will be made a part of this Agreement; the terms and conditions of this Agreement will apply to and govern all such Statements of Work and their subject matter notwithstanding to the contrary. (A Statement of Work is referred to herein as a "SOW," and the services to be provided pursuant to a SOW under this Agreement are referred to herein as the "Services.") Each SOW under this Agreement shall become effective only upon execution by authorized representatives of both parties, and will include at least the following information, together with any additional terms and conditions as the parties may deem necessary or desirable with respect to the Services to be perfomed under each such SOW.

     i.       Description of the Services
     ii. Name, address, email address, telephone and fax number of the end user.
     iii.     Description of each party's responsibilities;
     iv.      Detailed description of equipment, services and associated costs.


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     v.       Identification of the authorizing individuals.

d. Order of Precedence. A SOW may contain terms and conditions that are inconsistent with this Agreement. In such case, the terms and conditions of the SOW shall prevail (but only with respect to that particular SOW).

                              TERMS AND CONDITIONS

1. PARTIES AND RESPONSIBILITIES. OnSat shall engineer, order equipment and perform installation services to provide transport services to the area ("Area") as defined in the applicable SOW. Both parties agree to work together to use best efforts to provide the optimum success for the delivery of products and/or services as defined in the applicable SOW to the Area.

2. USE OF TRADENAMES AND MARKS. Each party is hereby granted a limited license and permission to use, during the term of this Agreement and within the Area, the trademarks and trade names used by OnSat or Videolocity in connection with their respective products and services. Such permission is expressly limited to uses necessary for the sales of the products and services and to the performance by both parties of the obligations under this Agreement. Videolocity acknowledges and agrees that OnSat is the exclusive owner of the OnSat trademarks and trade names and Videolocity agrees not to take any action inconsistent with OnSat's exclusive ownership of same. OnSat acknowledges and agrees that Videolocity is the exclusive owner of the Videolocity trademarks and trade names and OnSat agrees not to take any action inconsistent with Videolocity's exclusive ownership of same. All use shall be subject to an in accordance with the parties published trademark policies, as the same may from time to tome be modified. Neither party shall use such trademarks or trade names in such a fashion as to jeopardize the rights and proprietary interests of the other party therein.

3. INTELLECTUAL PROPERTY. Each party and/or its licensors retain on an exclusive basis for itself all right, title and interest in and to any intellectual property developed, delivered and/or used by such party in the performance of this Agreement.

4. INDEMNIFICATION. Each party agrees to indemnify, defend, and hold the other harmless from and against any and all damages, liabilities, costs, and expenses it incurs as a result of any claim, judgment, or adjudication against either party arising out of or related to breach or failure to comply with the terms and conditions of this Agreement. However, in the event that provisions are breached pursuant to an applicable SOW, indemnifications and/or remedies of said breached conditions provisions shall be controlled by the specific agreements in the applicable SOW. In the event that either party receives notice of such a claim based upon the other party's breach, it will promptly notify the other in writing of the claim and will permit the other to have the sole control of the defense of the claim and all negotiations for its settlement and compromise.

CONFIDENTIAL INFORMATION. Neither party shall use or disclose any Confidential Informaition supplied by the other party relating to any products or services to this Agreement except as authorized in writing by the other party in advance of such disclosure and shall safeguard all Confidential Information provided under this Agreement in the same or more restrictive manner as either party safeguards its own Confidential Information. Confidential Information shall mean information disclosed by one party ("Discloser") to another party ("Recipient") in oral, visual, or written form (including magnetic, optical, or other media) this is source code, the terms and conditions of this agreement, marked as confidential at the time of disclosure, or that is unmarked (e.g., orally disclosed) but is treated as confidential at the time of disclosure. Nevertheless, each party shall provide the other party with a full description of any and all confidential information within 30 days of such disclosure. Confidential Information shall not include information that: (a) was in Recipient's possession before receipt from the disclosing party; (b) is or becomes a matter of public knowledge through no fault of Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; or, (e) is disclosed by the Recipient with Discloser's prior written approval.


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6. TERM AND TERMINATION.

a. The initial term hereof shall be for one (1) year from the Effective Date. Unless earlier terminated for breach as provided herein, or unless either party notifies the other in writing, not later that thirty (30) days prior to expiration of the initial term, of its intention to terminate the Agreement upon said expiration, this Agreement shall automatically renew at the end of the initial term for consecutive periods of one (1) year.

b. Termination. Either party may terminate this Agreement upon sixty (60) days written notice. However, any SOW executed under this agreement shall survive anything to the contrary, notwithstanding anything in this agreement.

c. Termination for Cause. Either party may terminate this Agreement for the substantial breach by the other party of a material term of this Agreement, attempted assignment of this Agreement or duties under the Agreement without prior consent of both parties, making misrepresentations about either party to this Agreement, the attempted sale of unauthorized services or unauthorized rates, or conduct by an employee or representative of either party which results in any legal action. The terminating party will first give the other party written notice of the breach and a reasonable period of at least thirty (30) days in which to cure the alleged breach. If a cure is not achieved during the cure period then the non-breaching party may terminate this Agreement upon written notice.

d. Insolvency, Assignment or Bankruptcy. Either party may, at its option, immediately terminate this Agreement upon written notice to the other party if the other party (i) admits in writing its inability to pay its debts generally as they become due; (ii) makes a general assignment for the benefit of creditors; (iii) institutes proceedings to be adjudicated a voluntary bankrupt or consents to the filing of a petition of bankruptcy against it; (iv) is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent;
(v) seeks reorganization under any bankruptcy act or consents to the filing of a petition seeking such reorganization; or (vi) is the subject of a decree by a court of competent jurisdiction appointing a receiver, liquidator, trustee or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

7. LIMITATION OF LIABILITY. THE REMEDIES PROVIDED IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER, OR TO ANY LICENSEE, SUBLICENSEE, OR CUSTOMER OF THE OTHER PARTY UNDER THIS AGREEMENT FOR LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR OF DATA, OR FOR ANY INTERRUPTION OF BUSINESS. NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND ARISING UNDER AND OUT OF THIS AGREEMENT, WHETHER IN A CONTRACT, TORT OR OTHER ACTION FOR OR ARISING OUT OF ALLEGED BREACH OF WARRANTY, ALLEGED BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. EXCEPT AS TO THE OBLIGATIONS OF CONFIDENTIALITY, IN NO EVENT SHALL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER, ITS SUCCESSORS AND ASSIGNS FOR ANY DAMAGES EXCEEDING TOTAL PAYMENTS PAID BY VIRTUE OF THIS AGREEMENT.

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8.  GENERAL PROVISIONS.

a. Public Announcements and Promotional Materials. OnSat and Videolocity may wish to issue a joint press release. OnSat and Videolocity shall cooperate with each other either to issue a joint press release and/or to enable each party to issue and post to its web site an announcement concerning this Agreement, provided that each party must approve any such public announcement prior to its release. Any separate release shall be subject to approval prior to its release by the authorized representatives of both parties. Additionally, the parties hereto shall work together to create marketing and promotional materials for this endeavor which shall be jointly approved prior to publication.

b. Force Majeure. If either party is prevented from performing any portion of this Agreement (except the payment of money) by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, such defaulting party will be excused from performance for the period of the delay and for a reasonable time thereafter.

c. Limitation of Actions. No action arising or resulting from this Agreement, regardless of its form, may be brought by either party against the other more than two (2) years after termination of this Agreement.

d. Third Party Claims. Neither party shall be liable for any claim by the other based on any third party claim, except as stated in Section 8 of this Agreement.

e. Assignment. This Agreement, use of Equipment, or any other right granted either party may have under this Agreement, is not assignable, in whole or in part, without prior written consent. Notwithstanding, neither will unreasonably withhold consent to an assignment of this Agreement or any part of this Agreement to a parent, subsidiary or affiliate, provided that such entity is at least as capable of satisfying the responsibilities provided hereunder. Any attempted assignment without the other parties written consent will be null and void..

f. Arbitration. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussions between themselves at the operational level. In the event a resolution cannot be reached, such controversy or claim shall be negotiated between appointed counsel or senior counsel or senior executives of the parties who have authority to settle the controversy. The disputing party shall give the other party written notice of the dispute. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth herein. Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by binding arbitration in Salt Lake City, Utah and shall be resolved under the laws of the State of Utah without regard to its choice of law principles. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree the arbitrator shall have no power or authority to make awards or issue orders of any kind except expressly permitted by this Agreement and in accordance with Section 13. All arbitration proceedings shall be conducted on a confidential basis.

g. Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any related agreement, the prevailing party shall be entitled to receive from the other party all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorney fees and costs.

h. Waiver. No waiver of any right or reedy on one occasion by either party will be deemed a waiver of that right or remedy on any other occasion.

i.

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j. Notice. Unless otherwise agreed to by the parties, all notices required under this Agreement (except those relating to product pricing, changes and upgrades) will be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, (iii) overnight mail, addressed and sent to the address indicated herein, to the attention of the person designated as the responsible representative or to that person's successor; or (iv) by telephone facsimile transfer appropriately directed to the attention of the person designated as the responsible representative or to that person's successor.

k. Severability. If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated. The parties further agree to substitute for the invalid provision a valid provision that most closely approximates the intent and economic effect of the invalid provision.

l. Independent Contractors. Each party acknowledges that the parties to this Agreement are independent contractors and that it will not, except in accordance with this Agreement, represent itself as an agent or legal representative of the other.

m. Compliance with Laws. Each party represents and warrants that it shall comply at its own expense with all applicable laws, rules and regulations of governmental bodies and agencies, including all laws, rules and regulations affecting or governing exports, in its performance under this Agreement.

n. Headings. The heading provided in this Agreement are for convenience only and will not be used in interpreting or construing this Agreement.

Scope of Agreement. Each of the parties hereto acknowledges that it has read this Agreement, understand it and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of agreement regarding the subject matter and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating thereto. This Agreement may be amended only by a writing that refers specifically to this Agreement and it is signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their signatures and thereby acknowledge their agreement with the terms and conditions of this Agreement, and each signatory represents and certified that he/she is authorized to sign on behalf of and to bind each of the respective signatories to all of the terms and conditions of this Agreement.

ONSAT NETWORK COMMUNICATIONS, INC.

By: /s/ David Stephens
    ----------------------------------
           David Stephens
           President/CEO

VIDEOLOCITY, INC.

By: /s/ Martin Senn
    ----------------------------------
            Martin Senn
            Chief Operating Officer



END OF STANDARD TERMS AND CONDITIONS



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                       ONSAT STRATEGIC ALLIANCE AGREEMENT
                                   SCHEDULE A
                              TRADE NAMES AND MARKS

--------------------------------------------------------------------------------

This Schedule A supplements and is included and incorporated into the OnSat Alliance Agreement of even date herewith, between OnSat Network Communications ("OnSat") and Videolocity, Inc. ("Videolocity").

   Trade Names and Marks:

1. Videolocity shall have licensed rights to use the following OnSat Trade Names and Marks, subject to the terms and conditions and restrictions set forth in this Agreement.

      OnSat

      OnSat Network Communications

1. OnSat shall have licensed rights to use the following Videolocity Trade Names and Marks, subject to the terms and conditions and restrictions set forth in this Agreement.

     Videolocity

      Videolocity, Inc.



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